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                                                                   EXHIBIT 10.58

                             GUARANTY AGREEMENT



           This Guaranty Agreement ("Guaranty") is made by GynCor, Inc., a Delaware corporation ("GynCor") to Charles E. Miller, M.D. ("Miller") with reference to the following facts and circumstances:

           A. GynCor, Miller and Center for Human Reproduction - Endoscopic, M.D.S.C., an Illinois medical corporation ("CHR") entered into an Employment Agreement dated April 1, 1996, attached hereto as Exhibit A.

           B. GynCor and CHR have entered into a Management Services Agreement dated April 1, 1996 pursuant to which GynCor has agreed to provide management and administrative services to CHR in substantial part based upon Miller's agreement to enter into the Employment Agreement.

           C. Miller entered into the Employment Agreement attached hereto as Exhibit A in reliance upon GynCor fulfilling its obligations under the Management Services Agreement.

           NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Gyncor agrees as follows:

          1. Subject to the provisions of this Guaranty, GynCor unconditionally and continuingly guarantees to Miller (i) CHR's prompt payment of all obligations of CHR to Miller pursuant to the Employment Agreement (collectively "CHR's Liabilities"); and (ii) CHR's performance of all agreements and undertakings to be performed by CHR under the Employment Agreement (collectively "CHR's Obligations").

          2. As a condition to payment or performance of CHR's Liabilities and CHR's Obligations, Miller is not required to prosecute collection, or seek to enforce or resort to remedies against CHR on account of the Employment Agreement. GynCor agrees that GynCor is directly and primarily liable, jointly and severally with CHR, for the payment and performance of CHR's Liabilities and CHR's Obligations.

          3. This Guaranty shall remain and continue in full force and effect notwithstanding the institution by or against CHR of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the rejection of the Employment Agreement in any such proceedings or otherwise.

          4. Notwithstanding anything to the contrary in this Guaranty, GynCor may assert any defense of it or CHR arising under the Employment Agreement of Miller with GynCor or CHR.

          5. GynCor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of CHR, protest or notice with respect to CHR's Liabilities or CHR's Obligations, the benefits of all statutes of limitation, and


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all demands whatsoever (and shall not require that the same be made on CHR as a condition precedent to GynCor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment of CHR's Liabilities and complete performance of CHR's Obligations, and any other obligations contained herein.

     6. No delay on the part of Miller in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Miller of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Miller, except as expressly set forth in a writing duly signed and delivered by Miller. A waiver by Miller of any breach of this Guaranty by GynCor shall not operate or be construed as a waiver by Miller of any subsequent breach of this Guaranty by GynCor.

     7. No release or discharge of any person or entity, whether primarily and/or secondarily liable for CHR's Liabilities and/or CHR's Obligations, and no amendment of, modification to or indulgence by Miller under the Employment Agreement, shall release or discharge GynCor of its obligations under this Guaranty unless and until all of CHR's Liabilities and CHR's Obligations have been paid in full and all periods during which repayment could be demanded have lapsed.

     8. This Guaranty shall be binding upon GynCor and upon the successors and assigns of GynCor and shall inure to the benefit of Miller's successors and assigns; all references herein to CHR and to GynCor shall be deemed to include their successors and assigns. GynCor's or CHR's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for GynCor or CHR. All references to the singular shall be deemed to include the plural where the context so requires.

     9. This Guaranty shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the law, statutes and decisions of the State of Illinois, without regard to conflicts of law principles.




                                GynCor, Inc., a Delaware corporation


                                By:  /s/ NORBERT GLEICHER, M.D.
                                     --------------------------------
                                     Its President







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